UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ZYQC Group Holding Limited
(Exact name of registrant as specified in its charter)

Nevada	n/a
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Zhongminshidai Square #12 Sungang RD, Luohu District, Shenzhen China	518000
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code: 9178338993

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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EXPLANATORY NOTE

ZYQC Group Holding Limited is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.0001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “ZYQG” refer to ZYQC Group Holding Limited.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms, or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry, general market data, and public information which was not commissioned by us for this filing.

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ITEM 1. BUSINESS

Corporate History

ZYQC Group Holding Limited (the “Company”) was incorporated under the laws of the State of Nevada on September 16, 2010 as Titan Gold Corp. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. On January 30, 2019, the Company changed its name to ZYQC Group Holding Limited.  We were previously a mineral exploration company. There do not appear to have been any active business operations from 2013 until the Share Exchange Agreement described below, and there is nothing to indicate the nature of the disposal of the assets. There is therefore uncertainty as to how those assets were disposed of.

On December 21, 2018, John Ballard was appointed custodian by the Eight Judicial Court of the State of Nevada. On February 11, 2019, John Ballard sold 52,000,000 shares of common stock of the Company, representing the controlling interest, to Jun Chen for ($20,000), pursuant to a stock purchase agreement. Mr. Jun Chen was then appointed as the Company CEO, CFO, Secretary, Treasurer and Director.

On February 11, 2019, the board of directors approved a 1 for 1000 reverse stock split of its common stock, to be effected on a certificate by certificate basis with all fractional shares being rounded up to the next whole share.

On March 08, 2019, the company changed its symbol from TNUGD to ZYQG.

On October 8, 2019, the Company entered into a definitive share exchange agreement (the “Share Exchange Agreement”) with ZYQC International Holding Group Limited (“ZYQC”), a Seychelles corporation. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of ZYQC was exchanged for 300,000,000 shares of common stock of the Company. The former stockholders of ZYQC acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction.  The transaction has been accounted for as a recapitalization of the Company, whereby ZYQC is the accounting acquirer.

Immediately after such share exchange, the Company had a total of 305,103,100 issued and outstanding shares, with authorized share capital for common share of 1,000,000,000.

Also, upon the execution of the Share Exchange Agreement, the Company changed its fiscal year end from April 30 to June 30.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and ZYQC is now a wholly owned subsidiary.

However, there is change of control in terms of directorship within the operations of the Company after the Share Exchange, as Mr. Liu Yaxuan, Ms. Zhou Aiping, and Mr. Sun Zhenguo are the officers and directors of ZYQC. But Mr. Jun Chen remain as the Company CEO, CFO, Secretary and Treasurer until the next round of board of directors meeting.

Mr. Liu Yaxun has dozens of years’ experience in automobile industry and has experience in car sourcing, sales and maintenance. Mr. Liu Yaxuan has initiated startups in automobile industry over the last ten years, including being the founder of zhongchuang weive technology co., LTD. in 2000, and remaining with the company until 2008, and being the founder of jin kun automobile trading co., LTD. in 2009, and remaining with the company until 2018. Currently, Mr. Liu Yaxuan is in charge of the operation, supply chain management, as well as the distributor system management of ZYQC.

Ms. Zhou Aiping worked as the senior director of Love sea hotel investment management co., LTD. from March 14, 2014 to March 3, 2018. Ms. Zhou Aiping has experience in human resource management and developing investors. Ms. Zhou Aiping is in charge of the human resource management, finance management and investor development for the ZYQC.

Mr. Sun Zhenguo has worked as the senior cross-department communication director for the past 10 years at Shenzhen zhenxing photoelectric co., LTD., and has practical experience in cross-department communication and coordination. Mr. Sun Zhenguo is now responsible for the cross-department coordination and business development management of ZYQC.

The following is the organization structure of ZYQC along with ownership detail and its subsidiaries:

ZYQC (the “ZYQC”), was incorporated in Seychelles on April 4, 2019. It was owned by nine individuals and two entities. Their ownership was as follows:

Shareholder Name	share percentage
Zhong yuan Car Club Service Limited	12.23%
Zhong yuan Automobile Intelligent Service Limited	11.33%
Wei Jingge	13.00%
Zhou Aiping	8.00%
Sun Zhenguo	8.00%
Liu Yaxuan	21.11%
Chou Chunlan	3.11%
Huang Yuanmei	5.00%
Zhou Minghui	5.10%
Yang Caiyan	7.10%
Fu Qiaoyue	6.02%

The Company’s subsidiaries are summarized as follows:

1.	ZYQC Group Holding Limited: The Nevada based listed entity.

2.	ZYQC International Holding Group Limited: As the BVI holding company, it has no business for the time being, and may engage in some automobile sales business in the future.

3.	Zhongyuan Chuang Trading Co., LTD: As the Hong Kong based legal entity, currently no business and may focus on Automobile trade and international automobile product sales and design.

4.	Shandong Zhongyuan Future Automobile Technology Co., LTD: As the WOFE legal entity, no exact business at the current and is planning cross-border services for the corporation.

5.	Zhongyuan Automobile Trading Co., LTD: The operating entity in China with exact business described in the business overview section.

Business Overview

General

At present, the majority of Chinese automobile consumers buy cars through 4S (Sale, Spare Part, Service, Survey) stores. Its disadvantage in China is that consumers cannot choose auto functional parts according to their own personal needs. Based on the advantages of large-scale centralized procurement, the company has the ability to select real and high-quality automobile manufacturers and can provide customers with high-quality, cost-effective, more convenient personalized automobiles and various automobile auxiliary products according to their needs. For example, according to the requirements of some car buyers, we purchased GPS units, which are usually only installed in middle and high-end cars in the Chinese automobile market, but with us, even low-end cars can still be installed with this equipment. The company purchases cars and other car accessories at a lower cost through centralized procurement, which brings great profit margins to the company.

We have more than 100 cooperative operation centers in China. These cooperative operation centers are not our own subsidiaries. The company’s local partners own and actually operate these centers. They become regional partners of the company by paying brand authorization and service fees to the company. These cooperative operation centers are responsible for collecting various needs of customers who buy cars, for example, which brand of the car the customers expect to buy, and which function and what kind of purposes they expect to purchase for. When the company gets the feedback from the cooperative operation centers, the company will select the most suitable automobile manufacturers and other car accessory suppliers according to the customer’s requirements. These cooperative operation centers purchase from the company according to the feedback of the company, and the company purchases from automobile manufacturers and other car accessory suppliers according to the orders of each cooperative operation center. With this way, the company can effectively satisfy the customer with more cost-effective products and meet customers’ personalized service needs.

After the cooperative operation centers pay the service fee to the company, they have the right to get the brand authorization of the company. Based on the brand reputation of the company in China, this authorization can build the trust of car buyers and increase their customer base. At the same time, these cooperative operation centers have the right to receive consulting services provided by the company after paying for the service fees. For example, the company will provide professional answers to various questions raised by car buyers, and provide professional automobile knowledge training for the salesman of these operation centers.

Another advantage of this model is that the company does not need to bear huge costs to manage these cooperative operation centers. We only need to select the best seller according to the number and demand of car buyers provided by the cooperative operation centers, which save the company’s operation cost and labor cost. This helps the company to achieve significant business scale and growth.

Technology is at the core of our business. With our centralized technology system, we are able to simplify and standardize our operations, which allows us to improve operational efficiency and quickly expand and scale up our business. We leverage big data analytics and AI to analyze our customer behavior and transaction data, which enables us to continuously enhance our products and services, implement dynamic pricing and improve customer retention. For example, we use big data analytics and AI to collect and sort out the needs of all the potential car buyers, and use the big database to get what functions customers expect for, and how to make car buyers get the best shopping experience. In this way, it can help us optimize our service and help us analyze and understand better the development direction of China’s automobile market in the future. We also leverage our proprietary technologies in store operations and supply chain to support our business, such as new car model selections. The Company provides customers with quality cars and other services. We source cars from well-known suppliers and/or their agents and distributors, such as Beijing Automobile Co., Ltd., BYD Co., Ltd., Hyundai Motor (China) Investment Co., Ltd., SAIC Volkswagen Co., Ltd., and Zhengzhou Yutong Bus Co., Ltd. We also work with reputable partners, such as Zhongtai Holding Group Co., Ltd., Dongfeng Motor Co., Ltd and Nissan (China) Investment Co., Ltd., to provide services, such as car repairs and maintenance. Due to our scale, we are able to source high quality products from our suppliers at competitive prices.

China’s new energy vehicle market is currently inadequate. Low quality, high prices and inconvenience have hindered the development of China’s new energy vehicle market. We believe that our model will successfully promote the New Energy automobile consumption in China. The Company hopes to become China’s top new energy vehicle sales and service provider by the end of 2025.

Our Strengths

We believe that the following strengths can contribute to our success:

1.	We have more than 100 cooperative operation centers across China, and the data continues to grow. This helps the Company provide customers with convenient car sales and high-quality services.

2.	The company’s goal is to become the best auto product and service provider in China.

3.	The Company has strong technology capabilities, quality, high affordability and high convenience.

4.	the Company is connected to large vehicle source channels

We believe that it is important to establish and maintain our own channel resource advantages in the automotive trading process, and we have invested in this aspect. We have a professional car source team, through the operation center to the dealer system of the third-tier cities, to explore customer preferences and promote sales. So far we have more than 100 cooperative operation centers, which not only promote the company’s sales, but also use the existing local automotive market resources to provide a stable and reliable source of the car. In the future, we will look to complement the operations center in terms of inventory management, customer resource sharing and value discovery.

5.	Professional management team

Our team consists of a group of people who have been in the automotive market for many years. Their experience and resources behind them have become the driving force for the company’s continued development.

Our Challenges

Our ability to achieve our mission and execute our strategies is subject to certain challenges, risks and uncertainties, including:

1.	Our ability to sustain our historical growth rates and manage our growth.

2.	Our ability to obtain sufficient funds to expand our business and respond to business opportunities.

3.	Our ability to acquire new customers or retain existing customers in a cost-effective manner.

4.	Our ability to manage our supply chain to continue to satisfy our future operation needs.

5.	Our ability to maintain and update our technology infrastructure.

6.	Our ability to compete efficiently, as our products are not proprietary and we cannot prevent our competitors from selling similar products.

7.	Our ability to comply with the relevant laws and regulations in the PRC.

Employees

As of October 8, 2019, we have 36 employees, including management. We consider our relations with our employees to be good.

Intellectual Property

The Company has the intellectual property listed in Exhibit 99.1

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A. RISK FACTORS.

RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Relating to Our Business and Industry.

Our limited operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our limited operating history may not represent our future growth or financial performance. There is no guarantee that we will be able to maintain historical growth rates in the future. Our growth rate may decline for a variety of possible reasons, some of which we have no control over, including reducing customer spending, increasing competition, declining growth in China’s auto industry, the emergence of alternative business models, or government policies or overalls. Changes in economic conditions. We will continue to expand our product range to bring greater convenience to our customers and increase our customer base and transaction volume. However, the implementation of our expansion plan will be affected by uncertainty. For the above reasons, the total number of goods sold and the number of trading customers may not increase at the rate we expect. In addition, because our business model is innovative in China’s automotive sales industry, it adds to the difficulty of assessing our business and future prospects based on our past operations or financial performance.

As we continue to grow rapidly, we will continue to encounter challenges in implementing our managerial, operating and financial strategies to keep up with our growth.

The major challenges in managing our business growth include, among other things:

●	Controlling incurred costs in a competitive environment.

●	Ensuring that our third-party suppliers continue to meet our quality and other standards and meet our future operational needs.

●	Attracting, training and retaining a growing workforce to support our operations.

●	If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

●	Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.

●	Overall, we face fierce competition in the Chinese automotive service industry, and our products are not proprietary products. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.

●	The growth of our business will depend to a certain extent on our recognition of the brand, and any failure to maintain, protect and enhance our brand will limit our ability to expand or retain our customer base, which will be our business, financial situation And performance has a significant adverse impact on operations.

We believe that recognition of our brand among customers has helped us manage our customer acquisition costs and contributed to the growth and success of our business. Accordingly, maintaining, protecting and enhancing the recognition of our brand is critical to our business and market position. Many factors, some of which are beyond our control, are important to maintaining, protecting and enhancing our brand. These factors include but not limited to our ability to:

●	Maintain the quality and attractiveness of the products we offer.

●	Develop and launch services that meet customer needs.

●	Provide a superior customer experience.

●	Increase brand awareness through marketing and branding campaigns.

●	Maintain good relationships with our suppliers and partners.

We may increasingly become the target of public scrutiny, including complaints against regulators, negative media coverage, and malicious allegations, all of which can seriously damage our reputation and have a significant adverse impact on our business and prospects.

Any negative publicity or regulations would have a material adverse effect on our ability to generate revenue and to continue to grow. It could reduce our customer base significantly.

A major disruption in the operation of third-party vendors and partners could disrupt our operations.

Our limited operational control of third-party suppliers and other business partners, and any significant disruption to operations may adversely affect our operations. For example, a severe disruption in the operation of our vehicle suppliers may result in a shortage of our products, and a major disruption in the operation of the Internet Service Provider may affect the operation of our applications. If we are unable to resolve the impact of disruptions to the operation of third-party vendors or service providers, our business operations and financial results may be materially and adversely affected.

Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences.

Data breaches would cause a significant reduction in our customer confidence and could lead to a reduction in revenue and growth. Additionally, governmental regulations related to data retention and collection could increase our costs of doing business in a material manner.

We are subject to regulations, and future regulations may impose additional requirements and obligations on our business or otherwise materially and adversely affect our business, reputation, financial condition and results of operations.

We are subject to regulations regarding a variety of aspects of the Company’s business including taxation, environmental and safety. Changes or additions to such regulations would cause a material increase in the Company’s overhead.

Risks associated with doing business in China

Changes in China’s economic, political or social conditions or government policies may have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Therefore, the Company’s susceptibility to such laws is unknown.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

Chinese law prohibits or restricts companies belonging to foreign countries from operating some certain businesses.

According to Chinese law, some businesses are not allowed to be operated by the companies whose ownership is not a Chinese company. We are a US company registered in Nevada. Each company in our organization chart is a wholly-owned subsidiary. The legality and effectiveness of this control method are accorded with Chinese laws and regulations. Our business is also in accordance with the provisions of Chinese laws and is not prohibited or restricted. But we can’t guarantee that China’s laws will not change in the future.

We may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

According to Chinese law, if any advertisement issued by the company infringes the rights and interests of a third party, the company shall bear the liability for compensation, which may cause our financial loss. Of course, the company top management team has prepared knowledge and solution for this.

Any failure by our subsidiaries or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the subsidiaries, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities. Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China establishes a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC subsidiaries and their employees are required to contribute to the Employee Benefits.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

The equity holders, directors and executive officers of the subsidiaries, as well as our employees who execute other strategic initiatives may have potential conflicts of interests with the Company.

If any of the equity holders, directors and executive officers of the Company’s subsidiaries, as well as our employees who execute other strategic initiatives, have a conflict of interests with the Company, they may bring an opportunity elsewhere. Thereby, the Company would lose out on the business.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Failure by the Company’s custodians or authorized users to fulfill their responsibilities, or misappropriate or misuse our non-tangible assets, such as our intellectual property, could damage our reputation or cause us to undertake expensive civil litigation.

Under PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities.

To ensure the use of our seals and seals, we have established internal control procedures and rules for the use of these seals and seals. If a seal and seal are to be used, the responsible person will submit an application through our office automation system, and the application will be verified and approved by an authorized employee in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of the seals, we usually store them in a secure location that only authorized employees can access. Although we monitor these authorized employees, these procedures may not be sufficient to prevent all abuse or negligence. Our employees are at risk of abuse of authority. For example, any employee who acquires, abuses or misappropriates our seals and seals or other controlling intangible assets for any reason, we may suffer from disruption of normal business operations, and we may have to take a company Or legal action, this can cost a lot of time and money. Resolve and transfer resources for managing resources.

We may incur material product liability claims, that could increase our costs and harm our financial condition and operation results.

Product liability claims from our customers would increase our expenses for the related litigation, any settlements, and required improvements. This would reduce the Company’s net profit.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Claims against the Company or its management may be hard to initiate and to enforce. Even if successful, claims against the Company or its management may be nearly impossible to collect upon.

While the Company’s service of process provider, EAD Law Group, is located at 8275 S. Eastern Ave., Suite 200, Las Vegas, NV 89123, there is no guarantee that service of process can be successfully completed against the Company or its management, as they are based in China. Even with successful service of process to EAD Law Group, you may be unable to enforce a court judgment against the Company or its management, as they have no property in the United States, to which such judgment could be attached.

Courts in China may not enforce a judgment against the Company or its management that was obtained in the United States, nor may such courts hear a claim based on U.S. federal securities laws.

Even if you are able to obtain a judgement against the Company or its management in the United States, it may not be enforced by the courts in China based upon the civil liability provisions of the U.S. federal securities law. Furthermore, you may be unable to bring a claim directly in China, based upon U.S. federal securities, even though your investment and the public filings of the Company are governed by U.S. federal securities laws.

Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock. Currently, OTC Pink Sheets have placed a “stop warning” of the Company because we are not making material information public. This may hinder your ability to make an informed investment decision because of the lack of historical information. Furthermore, you may be unable to deposit or trade your shares in the Company with your broker until such “stop warning” is removed.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock may trade at a price below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 305,103,100 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

With the development of China’s economy, the auto market continues to grow rapidly. In 2000, China’s car sales were only 2.069 million, ranking eighth in the world. In 2009, China’s auto sales reached 13,379,100, making it the world’s largest auto producer for the first time. In 2012-2018, China’s auto sales volume was 19,306,400, 21,841,100, 23,419,900 and 24,569,600, with a growth rate of 33%, 13.87%, 6.86% and 4.71%. (The data source and analysis are derived from the “2019-2025 China Automotive Market Special Research and Investment Direction Research Report”.

Data shows that from January to August 2019, the production and sales of new energy vehicles in China were 799,000 and 793,000, respectively, an increase of 31.6% and 32.0% over the same period of the previous year. Among them, the production and sales of pure electric vehicles completed 643,000 and 629,000 respectively, up 41.4% and 40.8% over the same period of the previous year; the production and sales of plug-in hybrid vehicles were 155,000 and 163,000, compared with the same period of last year. The growth rate was 1.6% and 5.7%; the production and sales of fuel cell vehicles were 1,194 and 1,125 respectively, an increase of 7.0 times and 7.3 times respectively over the same period of the previous year. (The data source and analysis are derived from the “China’s New Energy Vehicle Industry Market Prospect and Investment Strategic Planning Analysis Report” issued by Prospective Industry Research Institute.

According to the comparison of the number of thousand people and the per capita GDP, China is still at a lower level of automobile consumption. Compared with emerging economies, the Chinese auto market is gestating huge potential for consumption.

According to estimates, the second- and third-tier cities that the Company is developing have become an important growth point for China’s automobile consumption since 2016. Among them, the cities below the third-line have the highest car purchase rate, reaching 36%, and the replacement rate has reached 39%.

The Company’s world-leading one-stop car service technology sharing platform & service ecosystem could change the current automotive market, corporate development and social life by online and offline high-quality service application systems.

Liquidity and Capital Resources

At June 30, 2019, we had $5,134,962 in current assets compared to $49,709 at June 30, 2018. Current liabilities at June 30, 2019 totaled $1,354,158 compared to $588,923 at June 30, 2018.

As of June 30, 2019, the Company had $1,419,254 in cash and cash equivalents. The Company had negative operating cash flow of $3,828,463 for the year ended June 30, 2019.

The Company intends to meet the cash requirements for the next 12 months from the issuance date of the consolidated financial statements through cash generated from operations and support by the shareholders and related parties for the Company’s operation needs. The Company will focus on improving operational efficiency and cost reductions, developing new customers and enhancing marketing efficiency.

Cash Generating Ability

Our cash flows for the years ended June 30, 2019 and 2018 are summarized below:

	Year ended	Year ended
	June 30, 2019	June 30, 2018

Net cash used in operating activities	$(3,828,463)	$(25,425)
Net cash used in investing activities	(2,033,940)	(41,043)
Net cash provided by financing activities	7,169,054	78,220
Effect of exchange rate change on cash and cash equivalents	101,001	(149)
Net increase in cash and cash equivalents	1,407,652	11,602
Cash and cash equivalents at beginning of year	11,602	-
Cash and cash equivalents at ending of year	$1,419,254	$11,602

Net Cash Used in Operating Activities

For the year ended June 30, 2019, $3,828,463 net cash used in operating activities was primarily attributable to our net loss of $2,844,894, adjusted by non-cash items of depreciation of $39,261 and provision of bad debt allowance of $111,771. It also attribute to other receivable increased of $1,888,090 due to advanced payments for customers, offset by advanced from customers increased by $1,005,097.

For the year ended June 30, 2018, $25,425 net cash used in operating activities was primarily attributable to our net loss of $505,659, adjusted by non-cash items of depreciation of $579. Offset by accrued expense and other current liabilities increased by $348,261 and advance from customers increased by $162,164.

Net Cash Used in Investing Activities

For the year ended June 30, 2019, net cash used in investing activities of $2,033,940 was primarily the result of loan to a third party of $1,667.563, purchase of property, plant and equipment of $204,492, and loan to a related party of $161,885.

For the year ended June 30, 2018, net cash used in investing activities of $41,043 was the result of purchase of property, plant and equipment.

Net Cash Provided by Financing Activities

For the year ended June 30, 2019, net cash provided by financing activities was $7,169,054. It was mainly the result of capital injection by shareholder of $7,244,306, offset by repayment of loans to related parties of $75,252.

For the year ended June 30, 2018, net cash provided by financing activities was $78,220. It was the result of loans from related parties.

CONTRACTUAL OBLIGATION

Operating lease

The Company leases an office under a non-cancelable operating lease agreement. The rental expense for the years ended June 30, 2019 and 2018 was $426,095 and $73,816, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of June 30, 2019 are as follows:

Lease Commitment
Year ending June 30,
2020	$420,878
2021	350,732
Total	$771,610

We will now have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated net revenue of $1,850,333 and $9,908, for the years ended June 30, 2019 and 2018, respectively. The increase was due to the fact that the Company started operation in April 2018 and the revenue generated grew during the year ended June 30, 2019. For the year ended June 30, 2019, our operating expenses were $4,629,369, compared to $507,773 for the year ended June 30, 2018. The increase was due to the Company’s operations expanding during the year ended June 30, 2019. As a result, we have reported net loss of $2,844,894 for the year ended June 30, 2019 and $505,659 for the year ended June 30, 2018.

The following table shows key components of the results of operations during the years ended June 30, 2019 and 2018 of ZYQC International Holding Group Limited (the “Company”), in US Dollars (“$”):

	Year Ended	Year Ended
	June 30,	June 30,
	2019	2018

Net revenue
Trading service facilitation revenue	$722,986	$-
Brand service revenue	1,127,347	9,908
Total net revenue	1,850,333	9,908

Cost of revenue
Cost of brand service	64,575	7,519
Total cost of revenue	64,575	7,519
Gross Profit	1,785,758	2,389

Operating expenses:
Selling and marketing expenses	1,887,712	46,481
General and administrative expenses	2,741,657	461,292
Total operating expenses	4,629,369	507,773

Loss from Operations	(2,843,611)	(505,384)

Other expense	1,283	275

Loss from operations before income taxes	(2,844,894)	(505,659)
Income tax expense	-	-
Net loss	(2,844,894)	(505,659)

Net revenue

The net revenue was $1,850,333 for the year ended June 30, 2019, compared to $9,908 for the year ended June 30, 2018. The Company provided facilitation service to 290 customers during the year ended June 30, 2019 compared to nil during the year ended June 30, 2018. Also, we have provided brand service to 137 customers during the year ended June 30, 2019 compared to only 13 customers during the year ended June 30, 2018 due to the Company started operation from April 2018.

Cost of revenue

The cost of revenue was $64,575 for the year ended June 30, 2019, compared to $7,519 for the year ended June 30, 2018. It mainly consisted of commission and training cost related to brand service. The increase mainly due to the Company started operation from April 2018.

Operating Expenses

Total operating expenses were $4,629,369 for the year ended June 30, 2019, compared to $507,773 for the year ended June 30, 2018. The increase in operating expenses was $4,121,596, representing 812% increase. This was mainly attributable to increase in selling and marketing expenses, and general and administrative expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of advertising and promotional expenditures, commission related to revenue, exhibition and advertising expenses.

Selling and marketing expenses were $1,887,712 for the year ended June 30, 2019, compared to $46,481 for the year ended June 30, 2018. The increase in sales and marketing expenses from the year ended June 30, 2018 to the year ended June 30, 2019 was $1,841,231. The selling and marketing expenses increased in line with the revenue increase.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, consulting fees and office rental expenses.

General and administrative expenses were $2,741,657 for the year ended June 30, 2019, compared to $461,292 for the year ended June 30, 2018. The increase of general and administrative expenses from the year ended June 30, 2018 to the year ended June 30, 2019 was $2,280,365, representing a 494% increase. The general and administrative expenses increased mainly due to the Company’s operation expanded during the year ended June 30, 2019 and more consulting fees, rental expenses and staff cost incurred.

Loss from Operations

As a result of the foregoing, we had a net loss from operations for the year ended June 30, 2019 of $2,843,611, compared to $505,384 for the year ended June 30, 2018.

Other Expenses

Other expense was $1,283 for the year ended June 30, 2019, compared to $275 for the year ended June 30, 2018.

Income Tax Expense

The major operating entities, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Income tax expense was $nil for the year ended June 30, 2019 and 2018 due to there was operating losses and the Company believed that it is more likely than not that the losses could be recovered and allowance for the deferred tax has been accrued.

Net Loss

For the year ended June 30, 2019, we had net loss of $2,844,894, compared to the net loss of $505,659, for the year ended June 30, 2018. The increase in net loss was due to an increase in loss from operations for the year ended June 30, 2019, as mentioned above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies and Estimates

See Note 3 to the Consolidated Financial Statements included herewith.

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 1 - Summary of Significant Accounting Policies.

The following are deemed to be the most significant accounting policies affecting the Company.

Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of consolidation

The consolidated financial statements include the accounts of all the subsidiaries of the Company. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

Inventory

The Company values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly uniform and navigation GPS.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

The Company had no impairment charges for the years ended June 30, 2019 and 2018.

Property, plant and equipment, net

Zhongyuan Automobile’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Zhongyuan Automobile’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Furniture	3-5 years
Office equipment and others	3-5 years
Motor vehicles	4 years

When property and equipment are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Revenue recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company did not control the specified goods before that is transferred to the customers and the Company is an agent. The trading service facilitation revenue should be recognized on a net basis.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The trading service facilitation revenue are derived principally from providing facilitation service to customers, the Company recognizes revenue upon the end customers obtained the vehicle certificates, when the Company fulfill the obligation. The Company earned facilitation fee from helping end customers to obtain the vehicle certificates. The promise of providing this service is distinct and is defined as a performance obligation. Customers consent the fulfillment of this obligation once the end customers obtained the vehicle certificates. In addition, the Company does not provide other maintenance services. The contracts have not created an implicit promise to provide other goods or services to its customers. The performance obligation under this type of business is to provide specific facilitation service to the customers, a single distinct performance obligation. Specifically, other than providing these services to the customers, there are no other commitments, quantitatively or qualitatively, in this contract.

For the brand services, customers pay to the Company and has the right to use the patent, brand, logo for one year. Thus, the only performance obligation under the contract is brand name provide to the customers.

The brand service revenue is recognized ratably over the period the brand is provided and, as such, the Company considers the services to have been delivered (“over time”).

Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and service marketing. The Company expensed all marketing and advertising costs as incurred.

Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

Value added taxes (“VAT”)

For the year ended June 30, 2019 and 2018, the Company’s revenues are subject to VAT rates of 3%. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these consolidated financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
06/30/2019	6.8747	6.7905
06/30/2018	6.6166	6.5329

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended June 30, 2019 and 2018.

As of June 30, 2019 and 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

See Note 3 to the Consolidated Financial Statements included herewith.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

The following table shows key components of the results of operations during the three months ended September 30, 2019 and 2018 of ZYQC International Holding Group Limited (the “Company”), in US Dollars (“$”):

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2019	2018

Net revenue
Trading service facilitation revenue	$205,276	$68,232
Brand service revenue	359,060	108,065
Total net revenue	564,336	176,297

Cost of revenue
Cost of brand service	12,428	55,996
Total cost of revenue	12,428	55,996
Gross Profit	551,908	120,301

Operating expenses:
Selling and marketing expenses	226,843	146,092
General and administrative expenses	805,426	1,129,252
Total operating expenses	1,032,269	1,275,344

Loss from Operations	(480,361)	(1,155,043)

Other income	1,327	2,026

Loss from operations before income taxes	(479,034)	(1,153,017)
Income tax expense	-	-
Net loss	(479,034)	(1,153,017)

Net revenue

The net revenue was $564,336 for the three months ended September 30, 2019, compared to $176,297 for the three months ended September 30, 2018. The Company provided facilitation service to 80 customers during the three months ended September 30, 2019 compared to 22 customers during the three months ended September 30, 2018. Also, we have provided brand service to 98 customers during the three months ended September 30, 2019 compared to 72 customers during the three months ended September 30, 2018. Furthermore, the unit price of the brand service increased when comparing with the three months ended September 30, 2018.

Cost of revenue

The cost of revenue was $12,428 for the three months ended September 30, 2019, compared to $55,996 for the three months ended September 30, 2018. It mainly consisted of commission and training cost related to brand service. The decrease mainly caused by no commission incurred during the three months ended September 30, 2019 due to the Company’s policy changed.

Operating Expenses

Total operating expenses were $1,032,269 for the three months ended September 30, 2019, compared to $1,275,344 for the three months ended September 30, 2018. The decrease in operating expenses was $243,075, representing 19% decrease. This was mainly attributable to decrease of general and administrative expenses offset by increase in selling and marketing expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of advertising and promotional expenditures, commission related to revenue, exhibition and advertising expenses.

Selling and marketing expenses were $226,843 for the three months ended September 30, 2019, compared to $146,092 for the three months ended September 30, 2018. The increase in sales and marketing expenses from the three months ended September 30, 2018 to the three months ended September 30, 2019 was $80,751. The selling and marketing expenses increased in line with the revenue increase.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, consulting fees and office rental expenses.

General and administrative expenses were $805,426 for the three months ended September 30, 2019, compared to $1,129,252 for the three months ended September 30, 2018. The decrease of general and administrative expenses from the three months ended September 30, 2018 to the three months ended September 30, 2019 was $323,826, representing a 29% decrease. The general and administrative expenses increased mainly due to the Company’s more consulting fees incurred during the three months ended September 30, 2018.

Loss from Operations

As a result of the foregoing, we had a net loss from operations for the three months ended September 30, 2019 of $480,361, compared to $1,155,043 for the three months ended September 30, 2018.

Other Income

Other income was $1,327 for the three months ended September 30, 2019, compared to $2,026 for the three months ended September 30, 2018.

Income Tax Expense

The major operating entities, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Income tax expense was $nil for the three months ended September 30, 2019 and 2018 due to there was operating losses and the Company believed that it is more likely than not that the losses could be recovered and allowance for the deferred tax has been accrued.

Net Loss

For the three months ended September 30, 2019, we had net loss of $479,034, compared to the net loss of $1,153,017, for the three months ended September 30, 2018. The decrease in net loss was due to the company’s operations expanded during the three months ended September 30, 2019, as mentioned above.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2019, the Company had $534,539 in cash and cash equivalents. The Company had negative operating cash flow of $855,302 for the three months ended September 30, 2019.

The Company intends to meet the cash requirements for the next 12 months from the issuance date of the consolidated financial statements through cash generated from operations and support by the shareholders and related parties for the Company’s operation needs. The Company will focus on improving operational efficiency and cost reductions, developing new customers and enhancing marketing efficiency.

Cash Generating Ability

Our cash flows for the three months ended September 30, 2019 and 2018 are summarized below:

	Three months ended	Three months ended
	September 30, 2019	September 30, 2018

Net cash used in operating activities	$(855,302)	$(134,669)
Net cash used in investing activities	-	(143,277)
Net cash provided by financing activities	-	654,859
Effect of exchange rate change on cash and cash equivalents	(29,413)	622
Net increase in cash and cash equivalents	(884,715)	377,536
Cash and cash equivalents at beginning of period	1,419,254	11,602
Cash and cash equivalents at ending of period	$534,539	$389,138

Net Cash Used in Operating Activities

For the three months ended September 30, 2019, $855,302 net cash used in operating activities was primarily attributable to our net loss of $479,034, adjusted by non-cash items of depreciation of $14,885 and provision of bad debt allowance of $2,165. It also attributes to prepayments increased of $486,519 due to advanced payments for vehicle purchase, offset b advanced from customers decreased by $457,912, offset by accrued expenses and other liabilities increased by $330,244.

For the three months ended September 30, 2018, $134,669 net cash used in operating activities was primarily attributable to our net loss of $1,153,017, adjusted by non-cash items of depreciation of $4,557 and provision of bad debt allowance of $18,421. It also attributes to other receivables increased by $502,970 and offset by accrued expense and other current liabilities increased by $1,057,811.

Net Cash Used in Investing Activities

For the three months ended September 30, 2019, net cash used in investing activities was $nil.

For the three months ended September 30, 2018, net cash used in investing activities of $143,277 was the result of purchase of property, plant and equipment of $85,720 and loan to a related party of 57,557.

Net Cash Provided by Financing Activities

For the three months ended September 30, 2019, net cash provided by financing activities was $nil.

For the three months ended September 30, 2018, net cash provided by financing activities was $654,859. It was mainly the result of capital injection by shareholder of $730,055, offset by repayment of loans to related parties of $75,196

CONTRACTUAL OBLIGATION

Operating lease

The Company leases an office under a non-cancelable operating lease agreement. The rental expense for the three months ended September 30, 2019 and 2018 was $103,525 and $106,444, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of September 30, 2019 are as follows:

Lease Commitment
Nine months ending June 30,
2020	$306,813
Year ending June 30,
2021	$340,904
Total	$647,717

Employees

We currently have 36 employees, one of whom is officers and directors. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended June 30, 2019 and June 30, 2018 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

ITEM 3. PROPERTIES.

Our mailing address is Floor 4, Block C, Huabaoyihao Building, Futian Free Trade Zone, Futian District, Shenzhen China.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of November 19, 2019, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 10.0% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name	Number of Shares of Common Stock	Percentage
Jun Chen*, sole officer and director	5,052,000	1.67%
Zhong yuan Car Club Service Limited (Yang Guangyan, control person)	36,690,000	12.0%
Zhong yuan Automobile Intelligent Service Limited (Liu Shuai control person)	33,990,000	11.1%
Wei Jingge	39,000,000	12.8%
Liu Yaxuan	63,330,000	20.8%
Zhou Aiping	24,000,000	7.9%
Sun Zhenguo	24,000,000	7.9%
Zhou Minghui	15,300,000	5.1%
Yang Caiyan	21,300,000	6.7%
Fu Qiaoyue	18,060,000	5.9%
Total	259,422,000	85%
All executive officers, directors, and beneficial ownership thereof as a group [one person*]	5,052,000	1.67%

There are no other officer or director, or 5% shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 305,103,100 shares of common stock outstanding as of November 19, 2019.

The mailing address of the stockholders referenced in the chart above is Floor 4, Block C, Huabaoyihao Building, Futian Free Trade Zone, Futian District, Shenzhen, China.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Mr. Jun Chen was appointed Chairman of the Board and the sole officer and director.

Name	Age	Position(s)
Jun Chen	41	CEO, CFO, Secretary, Treasurer, Director

Jun Chen - Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

Mr. Jun Chen, age 41, Jun Chen has worked as the General manager of Shenzhen JunJiaCheng Enterprises Management Co., Ltd. He is responsible for the company’s business management, trade as well as management solutions for customers and has been highly appreciated by the customers.

Jun Chen has also offered legal services for international companies like ATMD Ltd, “K” Line (Hong Kong) Ltd, IMEDCO Technology Co. Ltd, TOYOFLEX (H.K) CO.LTD, SHARP ELECTRONICS(MALAYSIA) SDN. BHD, SMK, STAR MICRONICS CO LTD, Wah Shing (BVI) Ltd and IMEDCO Technology Co. Ltd.

From 2015, he has been the Senior Partner and Executive Director of Management Committee of Guangdong LianRui Law firm/ Xin Rui Service Group and Senior Consultant of Taiwan Production Industrial Association. From 2016, he has been the Senior Consultant of Hong Kong Council for the Promotion Trade. From 2017, he has been the Standing Director of Shenzhen Municipal Purchase Association.

ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers for the last two fiscal years.

				(b)	(c)
		Salary	(a)	Option	All Other	Total
Name and Principal Position	Year	Before tax	Bonus	Awards	Compensation	Compensation
Jun Chen, chairman of the board	2018					None
	2019					None

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Amount due from related parties:

	June 30,	June 30,
	2019	2018

Zhou Aiping (i)	$155,106	$-
Amount due from related parties	$155,106	$-

Amount due to related parties:

	June 30,	June 30,
	2019	2018

Zhou Aiping (i)	$-	$55,920
Liu Yaxuan (ii)	-	21,310
Amount due to related parties	$-	$77,230

(i)	Zhou Aiping is the supervisor of Zhongyuan Automobile and one of the shareholder (8%) of the Company.
(ii)	Liu Yaxuan is the general manager of Zhongyuan Automobile and one of the shareholder (21.11%) of the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related Party Transactions

	Years ended June 30,
	2019	2018

Loans from related parties (1)	$-	$78,220
Repayment of loans to related parties (2)	$75,252	$-
Loan to a related party (3)	$161,885	$-

1. Loans from related parties

During years ended June 30, 2019 and 2018, Zhongyuan Automobile Trading Co., Ltd received loans from Zhou Aiping and Liu Yaxuan in the amount of $nil and $78,220, respectively.

2. Repayment of loans to related parties

During years ended June 30, 2019 and 2018, repayment of loans to Zhou Aiping and Liu Yaxuan from Zhongyuan Automobile Trading Co., Ltd in the amount of $75,252 and $nil, respectively.

3. Loan to a related party

During years ended June 30, 2019 and 2018, Zhongyuan Automobile Trading Co., Ltd provided loans to Zhou Aiping in the amount of $161,885 and $nil, respectively.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that our Board of Directors be independent. At this time, we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

ITEM 8. LEGAL PROCEEDINGS.

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

We trade on the Over the Counter Market (“OTC Market”) under the symbol “ZYQG”. To have our securities quoted on the over-the-counter venture market (“OTCQB”) we must: (1) be a company that reports its current financial information to the Commission, banking regulators, or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Market differs substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers, and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

b. Dividends.

We have not issued any dividends, and have no plans of paying cash dividends in the future.

c. Holders

As of November 19, 2019, we had 41 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitled to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Only common shares were issued and outstanding at the time of reverse merger activity. The effect of the transaction is indicated under share issuance column.

Shareholder Name	Stock Amount (300 million)
Zhong yuan Car Club Service Limited	36,690,000
Zhong yuan Automobile Intelligent Service Limited	33,990,000
Wei Jingge	39,000,000
Zhou Aiping	24,000,000
Sun Zhenguo	24,000,000
Liu Yaxuan	63,330,000
Chou Chunlan	9,330,000
Huang Yuanmei	15,000,000
Zhou Minghui	15,300,000
Yang Caiyan	21,300,000
Fu Qiaoyue	18,060,000

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 1,000,000,000 million common shares at a par value of $.0001. As of October 16, 2019 there are 305,103,100 common shares outstanding and no preferred shares outstanding. Each holder of Common Stock shall be entitled to one vote per share.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for the indemnification of present or former directors or officers to the fullest extent permitted by Nevada law, against all expense, liability, and loss reasonably incurred or suffered by such officers or directors in connection with any action against such officers or directors. Currently we do not maintain director and officer liability insurance.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
ZYQC International Holding Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ZYQC International Holding Group Limited (the “Company”) as of June 30, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, statements of changes in stockholders’ equity and consolidated statements of cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of ZYQC International Holding Group Limited as of June 30, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, although the Company has limited operations, it has not yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company’s auditor since 2019.

New York, New York

November 21, 2019

ZYQC International Holding Group Limited

Consolidated Balance Sheets

(Amounts in US$)

	June 30,	June 30,
	2019	2018

Assets
Current assets
Cash and cash equivalents	$1,419,254	$11,602
Accounts receivable, net	7,789	4,408
Other receivables, net	1,759,610	-
Prepayments	132,276	-
Due from a related party	155,106	33,699
Inventories	13,781	-
Total current assets	3,487,816	49,709
Non-current assets
Property, plant and equipment, net	201,660	39,952
Loan to a third party	1,647,146	-
Total non-current assets	1,848,806	39,952
Total assets	$5,336,622	$89,661

Liabilities and Equity
Current Liabilities
Advanced from customers	1,146,893	160,112
Amount due to related parties	-	77,230
Accrued expenses and other liabilities	207,265	351,581
Total current liabilities	1,354,158	588,923
Total liabilities	1,354,158	588,923

Shareholders’ Equity (Deficit)
Additional paid in capital	7,244,306	-
Retained deficit	(3,350,553)	(505,659)
Accumulated other comprehensive income	88,711	6,397
Total Shareholders’ Equity (Deficit)	3,982,464	(499,262)
Total liabilities and shareholders’ equity (deficit)	$5,336,622	$89,661

See accompanying notes to the consolidated financial statements.

ZYQC International Holding Group Limited

Statements of Operation and Comprehensive Loss

(Amounts in US$)

	Year Ended	Year Ended
	June 30,	June 30,
	2019	2018
Net revenue
Trading service facilitation revenue	$722,986	$-
Brand service revenue	1,127,347	9,908
Total net revenue	1,850,333	9,908

Cost of revenue
Cost of brand service	64,575	7,519
Total cost of revenue	64,575	7,519
Gross profit	1,785,758	2,389

Operating expenses:
Selling and marketing expenses	1,887,712	46,481
General and administrative expenses	2,741,657	461,292
Total operating expenses	4,629,369	507,773

Loss from Operations	(2,843,611)	(505,384)

Other expenses	1,283	275

Loss before income taxes	(2,844,894)	(505,659)
Income tax expense	-	-
Net loss	$(2,844,894)	$(505,659)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	82,314	6,397
Comprehensive loss	$(2,762,580)	$(499,262)
Loss per share
Basic and diluted	-	-
Weighted average number of common shares outstanding
Basic and diluted	-	-

See accompanying notes to the consolidated financial statements.

ZYQC International Holding Group Limited

Statements of Changes in Shareholders’ Equity

(Amounts in US$)

	Additional paid in capital	Statutory reserves	Retained deficit	Accumulated other comprehensive income (loss)	Total Equity (deficit)
Inception	$-	$-	$-	$-	$-
Net loss	-	-	(505,659)	-	(505,659)
Foreign currency translation adjustment	-	-	-	6,397	6,397
Balance, June 30, 2018	$-	$-	$(505,659)	$6,397	$(499,262)
Capital contribution from ordinary shareholders	7,244,306				7,244,306
Net loss	-	-	(2,844,894)	-	(2,844,894)
Foreign currency translation adjustment	-	-	-	82,314	82,314
Balance, June 30, 2019	$7,244,306	$-	$(3,350,553)	$88,711	$3,982,464

See accompanying notes to the consolidated financial statements.

ZYQC International Holding Group Limited

Statements of Cash Flows

(Amounts in US$)

	Year Ended	Year Ended
	June 30,	June 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(2,844,894)	$(505,659)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	39,261	579
Provision for allowance for doubtful accounts	111,771	-
Changes in operating assets and liabilities:
Accounts receivable	(3,834)	(4,465)
Other receivables	(1,888,090)	-
Prepayments	(105,937)	(34,130)
Amount due from related parties	4,857	-
Inventories	(13,952)	-
Advanced from customers	1,005,097	162,164
Other taxes payable	21,057	7,825
Accrued expenses and other current liabilities	(153,799)	348,261
Net cash used in operating activities	(3,828,463)	(25,425)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(204,492)	(41,043)
Loans to a third party	(1,667,563)	-
Loans to a related party	(161,885)	-
Net cash used in investing activities	(2,033,940)	(41,043)

Cash Flows From Financing Activities
Capital contribution from ordinary shareholders	7,244,306	-
Loans from related parties	-	78,220
Repayment of loan to related parties	(75,252)	-
Net cash provided by financing activities	7,169,054	78,220

Effect of exchange rate fluctuation on cash and cash equivalents	101,001	(149)

Net increase in cash and cash equivalents	1,407,652	11,602
Cash and cash equivalents, beginning of year	11,602	-
Cash and cash equivalents, end of year	$1,419,254	$11,602

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the consolidated financial statements.

ZYQC International Holding Group Limited

Notes to Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC International Holding Group Limited (“ZYQC International”), was incorporated on April 4, 2019 in Seychelles.

The Company’s wholly owned subsidiary, Zhongyuan Chuang Trading Co., Ltd. (“Zhongyuan Chuang”) was incorporated in the Hong Kong. On June 21, 2019, ZYQC International became the parent holding company of a group of companies comprised of Zhongyuan Chuang, which is the parent company of Shandong Zhongyuan Future Automotive Technology Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the PRC (“Shandong Zhongyuan Future”, “WFOE”).

Zhongyuan Automobile Trading Co., Ltd. (“Zhongyuan Automobile”), was incorporated on April 17, 2018 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company is wholly-owned by Shandong Zhongyuan Future.

The Company engaged in vehicle related services in Mainland China. The Company provides facilitation service among the vehicle companies and the end customers. Also, the Company provide brand service to enterprise customers by using its brand in vehicle market.

NOTE 2. GOING CONCERN

As of June 30, 2019, the Company had $1,419,254 in cash and cash equivalents. The Company has net loss and negative operating cash flow for the year ended June 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been support from shareholders and related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the company may not be able to maintain profitability.

The Company will focus on improving operation efficiency and cost reduction, developing new business and enhancing marketing function. Actions include developing more customers, as well as cost reduction.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the consolidated financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the accounts of all the subsidiaries of the Company. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

f.	Inventory

The Company values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly uniform and navigation GPS.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

The Company had no impairment charges for the years ended June 30, 2019 and 2018.

g.	Property, plant and equipment, net

Zhongyuan Automobile’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Zhongyuan Automobile’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Furniture	3-5 years
Office equipment and others	3-5 years
Motor vehicles	4 years

When property and equipment are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

h.	Revenue recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company did not control the specified goods before that is transferred to the customers and the Company is an agent. The trading service facilitation revenue should be recognized on a net basis.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The trading service facilitation revenue are derived principally from providing facilitation service to customers, the Company recognizes revenue upon the end customers obtained the vehicle certificates, when the Company fulfill the obligation. The Company earned facilitation fee from helping end customers to obtain the vehicle certificates. The promise of providing this service is distinct and is defined as a performance obligation. Customers consent the fulfillment of this obligation once the end customers obtained the vehicle certificates. In addition, the Company does not provide other maintenance services. The contracts have not created an implicit promise to provide other goods or services to its customers. The performance obligation under this type of business is to provide specific facilitation service to the customers, a single distinct performance obligation. Specifically, other than providing these services to the customers, there are no other commitments, quantitatively or qualitatively, in this contract.

For the brand services, customers pay to the Company and has the right to use the patent, brand, logo for one year. Thus, the only performance obligation under the contract is brand name provide to the customers.

The brand service revenue is recognized ratably over the period the brand is provided and, as such, the Company considers the services to have been delivered (“over time”).

i.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and service marketing. The Company expensed all marketing and advertising costs as incurred.

j.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

k.	Value added taxes (“VAT”)

 .

For the year ended June 30, 2019 and 2018, the Company’s revenues are subject to VAT rates of 3%. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

l.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

m.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these consolidated financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
06/30/2019	6.8747	6.7905
06/30/2018	6.6166	6.5329

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

n.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

o.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended June 30, 2019 and 2018.

As of June 30, 2019 and 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

p.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

NOTE 4. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operation is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

For the years ended June 30, 2019 and 2018, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

As of June 30, 2019 and 2018, no customer accounted for over 10% of the Company’s accounts receivable.

For the year ended June 30, 2019, no customer accounted for over 10% of the Company’s revenue. For the year ended June 30, 2018, one customer accounted for 19% of the Company’s revenue.

NOTE 5. ACCOUNTS RECEIVABLE, NET

	June 30,	June 30,
	2019	2018

Accounts receivable	$8,030	$-
Allowance	(241)	-
Accounts receivable, net	$7,789	$-

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of June 30, 2019 and 2018, the Company provided $241 and $nil allowance, respectively.

NOTE 6. OTHER RECEIVABLES

	June 30,	June 30,
	2019	2018

Staff advance	$10,183	$-
Deposits and others	81,472	-
Advanced for cooperation partners	1,773,319	-
Allowance	(105,364)	-
Other receivables, net	$1,759,610	$-

Deposits and others mainly consisted of deposits made to service providers.

Advanced for cooperation partners represented advanced payment for the third-party cooperative operation centers who are responsible for introducing end customers to the Company.

The Company accrued allowance for the balance of other receivables according to the customer specific facts and economic conditions. Based on the assessment of the collectability of the deposit and others as of June 30, 2019 and 2018, the Company provided $105,364 and $nil allowance, respectively.

NOTE 7. PREPAYMENTS

	June 30,	June 30,
	2019	2018

Advances to service providers	$132,276	$33,699
Prepayment	$132,276	$33,699

Prepayments consisted of advances to service providers.

NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	June 30,	June 30,
	2019	2018

Furniture	$3,074	$2,740
Office Equipment and others	63,248	37,784
Motor vehicles	174,669	-
Total	240,991	40,524
Less: accumulated depreciation	(39,331)	(572)
Property, plant and equipment, net	$201,660	$39,952

Depreciation expense for the years ended June 30, 2019 and 2018 was $39,261 and $579, respectively.

NOTE 9. LOANS TO A THIRD-PARTY

Loans to a third party represented operating loans to a third-party cooperation partner, who introduce customers for the Company. One of the loans was from October 2018 to October 2020 with an annual interest rate of 12%. The other loan was from January 2019 to January 2021 with an annual interest rate of 12%. The Company has waived the interests from the third party for early collection of the loans.

NOTE 10. ADVANCED FROM CUSTOMERS

	June 30, 2019	June 30, 2018

Advanced payments from customers	$278,007	$74,645
Deferred brand service fees	868,886	85,467
Advanced payments from customers	$1,146,893	$160,112

Advanced payments from customers were payments received from customers for automobile trading.

Deferred brand service fees represented payment received for brand service.

NOTE 11. ACCURED EXPENSE AND OTHER CURRENT LIABILITIES

	June 30,	June 30,
	2019	2018

Staff cost related payable	$43,682	$333
Other taxes payables	28,235	7,726
Loan from a third party	-	35,503
Consulting fee payable	91,377	305,498
Others	$43,970	$2,521
Accrued expenses and other current liabilities	207,264	351,581

Staff cost related payables are mainly consisted of employee salaries accrued.

Consulting fee payable represented amount due to a consulting company for the listing services.

NOTE 12. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from related parties:

	June 30,	June 30,
	2019	2018

Zhou Aiping (i)	$155,106	$-
Amount due from related parties	$155,106	$-

Amount due to related parties:

	June 30,	June 30,
	2019	2018

Zhou Aiping (i)	$-	$55,920
Liu Yaxuan (ii)	-	21,310
Amount due to related parties	$-	$77,230

(i)	Zhou Aiping is the supervisor of Zhongyuan Automobile and one of the shareholders (8%) of the Company.
(ii)	Liu Yaxuan is the general manager of Zhongyuan Automobile and one of the shareholders (21.11%) of the Company.

b. Transactions

	Years ended June 30,
	2019	2018

Loans from related parties (1)	$-	$78,220
Repayment of loans to related parties (2)	$75,252	$-
Loan to a related party (3)	$161,885	$-

1. Loans from related parties

During years ended June 30, 2019 and 2018, loans from Zhou Aiping and Liu Yaxuan in the amount of $nil and $78,220, respectively.

2. Repayment of loans to related parties

During years ended June 30, 2019 and 2018, repayment of loans to Zhou Aiping and Liu Yaxuan in the amount of $75,252 and $nil, respectively.

3. Loan to a related party

During years ended June 30, 2019 and 2018, loan to Zhou Aiping in the amount of $161,885 and $nil, respectively.

NOTE 13. TAXATION

Income Tax

The Company’s operating entity incorporated in the PRC, is governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applied to both domestic and foreign invested enterprises. During years ended June 30, 2019 and 2018, the Company have incurred a net operating loss of $2,844,894 and $505,659, respectively. As a result, the Company did not incur any EIT during the two reported tax years.

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of June 30, 2019 and 2018, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of June 30, 2019 and 2018, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of June 30, 2019 and 2018. The operating loss generated from tax year ending June 30, 2019 and 2018 carry forward incurred by the Company that will expire in year 2024 and 2023, respectively. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	June 30, 2019	June 30, 2018

Tax effect of net operating losses carried forward	$2,844,894	$505,659
Valuation allowance	(2,844,894)	(505,659)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of June 30, 2019 and 2018 and the Company does not believe that this will change over the next twelve months.

NOTE 14. COMMITMENT

Operating lease

The Company leases an office under a non-cancelable operating lease agreement. The rental expense for the years ended June 30, 2019 and 2018 was $409,411 and $70,926, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of June 30, 2019 are as follows:

Lease Commitment
Year ending June 30,
2020	$420,878
2021	350,732
Total	$771,610

The Company has no pending litigation as of June 30, 2019.

NOTE 15. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. The Company has determined that, except for the below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On October 08, 2019, ZYQC Group Holding Limited entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited and Mr. Jun Chen. As the result of the Share Exchange, ZYQC Group Holding Limited owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC International Holding Group Limited

Condensed Consolidated Balance Sheets

(Amounts in US$)

	September 30,
	2019 (Unaudited)	June 30, 2019
Assets
Current assets
Cash and cash equivalents	$534,539	$1,419,254
Accounts receivable, net	1,920	7,789
Other receivables, net	1,634,344	1,759,610
Prepayments	604,533	132,276
Due from a related party	149,114	155,106
Inventories	952	13,781
Total current assets	2,925,402	3,487,816
Non-current assets
Property, plant and equipment, net	181,304	201,660
Loan to a third party	1,600,989	1,647,146
Total non-current assets	1,782,293	1,848,806
Total assets	$4,707,695	$5,336,622

Liabilities and Equity
Current Liabilities
Advanced from customers	662,387	1,146,893
Amount due to a related party	141,385	-
Accrued expenses and other liabilities	506,290	207,265
Total current liabilities	1,310,062	1,354,158
Total liabilities	1,310,062	1,354,158

Shareholders’ Equity (Deficit)
Additional paid in capital	7,244,306	7,244,306
Accumulated deficits	(3,829,587)	(3,350,553)
Accumulated other comprehensive (loss) income	(17,086)	88,711
Total Shareholders’ Equity (Deficit)	3,397,633	3,982,464
Total liabilities and shareholders’ equity (deficit)	$4,707,695	$5,336,622

See accompanying notes to the condensed consolidated financial statements.

ZYQC International Holding Group Limited

Condensed Consolidated Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2019	2018
Net revenue
Trading service facilitation revenue	$205,276	$68,232
Brand service revenue	359,060	108,065
Total net revenue	564,336	176,297

Cost of revenue
Cost of brand service	12,428	55,996
Total cost of revenue	12,428	55,996
Gross profit	551,908	120,301

Operating expenses:
Selling and marketing expenses	226,843	146,092
General and administrative expenses	805,426	1,129,252
Total operating expenses	1,032,269	1,275,344

Loss from Operations	(480,361)	(1,155,043)

Other income	1,327	2,026

Loss before income taxes	(479,034)	(1,153,017)
Income tax expense	-	-
Net loss	$(479,034)	$(1,153,017)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	(105,797)	29,845
Comprehensive loss	$(584,831)	$(1,123,172)
Loss per share
Basic and diluted	$-	$-

Weighted average number of common shares outstanding
Basic and diluted	-	-

See accompanying notes to the condensed consolidated financial statements.

ZYQC International Holding Group Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

Three months ended September 30, 2019

	Additional paid in capital	Statutory reserves	Accumulated deficits	Accumulated other comprehensive income (loss)	Total Equity (deficit)
Balance, June 30, 2019	$7,244,306	$-	$(3,350,553)	$88,711	$3,982,464
Net loss	-	-	(479,034)	-	(479,034)
Foreign currency translation adjustment	-	-	-	(105,797)	(105,797)
Balance, September 30, 2019	$7,244,306	$-	$(3,829,587)	$(17,086)	$3,397,633

Three months ended September 30, 2018

	Additional paid in capital	Statutory reserves	Retained deficit	Accumulated other comprehensive income (loss)	Total Equity (deficit)
Balance, June 30, 2018	$-	$-	$(505,659)	$6,397	$(499,262)
Capital contribution from ordinary shareholders	730,055	-	-	-	730,055
Net loss	-	-	(1,153,017)	-	(1,153,017)
Foreign currency translation adjustment	-	-	-	29,845	29,845
Balance, September 30, 2018	$730,055	$-	$(1,658,676)	$36,242	$(892,379)

See accompanying notes to the condensed consolidated financial statements.

ZYQC International Holding Group Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(479,034)	$(1,153,017)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	14,885	4,557
Provision for allowance for doubtful accounts	2,165	18,421
Changes in operating assets and liabilities:
Accounts receivable	5,896	(54,069)
Other receivables	79,267	(502,970)
Prepayments	(486,519)	(295,388)
Amount due from related parties	1,666	-
Inventories	12,596	-
Advanced from customers	(457,912)	791,900
Amount due to a related party	143,118	-
Other taxes payable	(21,674)	(3,495)
Accrued expenses and other current liabilities	330,244	1,057,811
Net cash used in operating activities	(855,302)	(134,669)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	-	(85,720)
Loans to a related party	-	(57,557)
Net cash used in investing activities	-	(143,277)

Cash Flows From Financing Activities
Capital contribution from ordinary shareholders	-	730,055
Repayment of loan to related parties	-	(75,196)
Net cash provided by financing activities	-	654,859

Effect of exchange rate fluctuation on cash and cash equivalents	(29,413)	622

Net increase in cash and cash equivalents	(884,715)	377,536
Cash and cash equivalents, beginning of period	1,419,254	11,602
Cash and cash equivalents, end of period	$534,539	$389,138

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the condensed consolidated financial statements.

 ZYQC International Holding Group Limited

Notes to Condensed Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC International Holding Group Limited (“ZYQC International”), was incorporated on April 4, 2019 in Seychelles.

The Company’s wholly owned subsidiary, Zhongyuan Chuang Trading Co., Ltd. (“Zhongyuan Chuang”) was incorporated in the Hong Kong. On June 21, 2019, ZYQC International became the parent holding company of a group of companies comprised of Zhongyuan Chuang, which is the parent company of Shandong Zhongyuan Future Automotive Techonology Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the PRC (“Shandong Zhongyuan Future”, “WFOE”).

Zhongyuan Automobile Trading Co., Ltd. (“Zhongyuan Automobile”), was incorporated on April 17, 2018 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Shandong Zhongyuan Future.

The Company engaged in vehicle related services in Mainland China. The Company provides facilitation service among the vehicle companies and the end customers. Also, the Company provide brand service to enterprise customers by using its brand in vehicle market.

NOTE 2. GOING CONCERN

As of September 30, 2019, the Company had $534,539 in cash and cash equivalents. The Company has net loss and negative operating cash flow for the three months ended September 30, 2019. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company’s principal sources of liquidity have been support from shareholders and related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the company may not be able to maintain profitability.

The Company will focus on improving operation efficiency and cost reduction, developing new business and enhancing marketing function. Actions include developing more customers, as well as cost reduction.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the consolidated financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the accounts of all the subsidiaries of the Company. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

f.	Inventory

The Company values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly uniform and navigation GPS.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

The Company had no impairment charges for the three months ended September 30, 2019 and 2018.

g.	Property, plant and equipment, net

Zhongyuan Automobile’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Zhongyuan Automobile’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Furniture	3-5 years
Office equipment and others	3-5 years
Motor vehicles	4 years

When property and equipment are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

h.	Revenue recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company did not control the specified goods before that is transferred to the customers and the Company is an agent. The trading service facilitation revenue should be recognized on a net basis.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The trading service facilitation revenue are derived principally from providing facilitation service to customers, the Company recognizes revenue upon the end customers obtained the vehicle certificates, when the Company fulfill the obligation. The Company earned facilitation fee from helping end customers to obtain the vehicle certificates. The promise of providing this service is distinct and is defined as a performance obligation. Customers consent the fulfillment of this obligation once the end customers obtained the vehicle certificates. In addition, the Company does not provide other maintenance services. The contracts have not created an implicit promise to provide other goods or services to its customers. The performance obligation under this type of business is to provide specific facilitation service to the customers, a single distinct performance obligation.

For the brand services, customers pay to the Company and has the right to use the patent, brand, logo for one year. Thus, the only performance obligation under the contract is brand name provide to the customers. The brand service revenue is recognized ratably over the period the brand is provided and, as such, the Company considers the services to have been delivered (“over time”).

i.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and service marketing. The Company expensed all marketing and advertising costs as incurred.

j.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

k.	Value added taxes (“VAT”)

For the three months ended September 30, 2019 and 2018, the Company’s revenues are subject to VAT rates of 3%. From September 2019, the Company’s revenue are subject to VAT rates of 6%. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

l.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

m.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these consolidated financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Period End	Average
09/30/2019	7.0729	6.9872
06/30/2019	6.8747	6.7905
06/30/2018	6.6166	6.5329

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

n.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

o.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the three months ended September 30, 2019 and 2018.

As of September 30, 2019 and June 30, 2019, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

p.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

q.	Recently issued accounting standards

In February 25, 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The Company (as an EGC) that is taking advantage of the extended transition period offered to private entities would apply this for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2016-02 on its consolidated financial statements.

In July 2018, the FSAB issued ASU 2018-10 ASC Topic 842: “Codification Improvements to Leases” The amendments are to address stakeholders’ questions about how to apply certain aspects of the new guidance in Accounting Standards Codification (ASC) 842, Leases. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. The amendments in ASC Topic 842 are effective for EGC for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While early application is permitted, including adoption in an interim period, the Company has not elected to early adopt. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This update provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, the prior comparative period’s financials will remain the same as those previously presented. Entities that elect this optional transition method must provide the disclosures that were previously required. The Company is evaluating the effect this new guidance will have on our consolidated financial statements and related disclosures.

In March 2019, the FASB issued ASU 2019-01: “Leases (Topic 842)-Codification Improvements”. The amendments in this ASU (1) reinstate the exception in Topic 842 for lessors that are not manufacturers or dealers, specifically, those lessors will use their cost, reflecting any volume or trade discounts that may apply, as the fair value of the underlying asset. However, if significant time lapses between the acquisition of the underlying asset and lease commencement, those lessors will be required to apply the definition of fair value (exit price) in Topic 820; (2) address the concerns of lessors within the scope of Topic 942 about where “principal payments received under leases” should be presented, specifically, lessors that are depository and lending institutions within the scope of Topic 942 will present all “principal payments received under leases” within investing activities; and (3) clarify the Board’s original intent by explicitly providing an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. The effective date of the amendments in this ASU is for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years for any of the following: 1. A public business entity; 2. A not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market; and 3. An employee benefit plan that files financial statements with the U.S. Securities and Exchange Commission (SEC). For all other entities, the effective date is for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted. An entity should early apply the amendments as of the date that it first applied Topic 842, using the same transition methodology in accordance with paragraph 842-10-65-1(c). The Company is evaluating the effect this new guidance will have on its consolidated financial statements and related disclosures.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 4. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operation is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

For the three months ended September 30, 2019 and 2018, all of the Company's assets were located in the PRC and all of the Company's revenues were derived from the PRC.

For the three months ended September 30, 2019 and 2018, no customer accounted for over 10% of the Company’s revenue.

NOTE 5. ACCOUNTS RECEIVABLE, NET

	September 30,
	2019 (Unaudited)	June 30, 2019

Accounts receivable	$1,979	$8,030
Allowance	(59)	(241)
Accounts receivable, net	$1,920	$7,789

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of September 30, 2019 and June 30, 2019, the Company provided $59 and $241 allowance, respectively.

NOTE 6. OTHER RECEIVABLES

	September 30,
	2019 (Unaudited)	June 30, 2019

Staff advance	$4,525	$10,183
Deposits and others	87,394	81,472
Advanced for cooperation partners	1,642,487	1,773,319
Allowance	(100,062)	(105,364)
Other receivables, net	$1,634,344	$1,759,610

Deposits and others mainly consisted of deposits made to service providers.

Advanced for cooperation partners represented advanced payment for the third-party cooperative operation centers who responsible for introducing end customers to the Company.

The Company accrued allowance for the balance of other receivables according to the customer specific facts and economic conditions. Based on the assessment of the collectability of the deposit and others as of September 30, 2019 and June 30, 2019, the Company provided $100,062 and $105,364 allowance, respectively.

NOTE 7. PREPAYMENTS

	September 30,
	2019 (Unaudited)	June 30, 2019

Advances to suppliers	$545,232	$100,798
Prepaid service fees	59,301	31,478
Prepayment	$604,533	$132,276

As of September 30, 2019, advances to supplier manly consisted of advanced payments to a supplier for vehicle purchase.

NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	September 30,
	2019 (Unaudited)	June 30, 2019

Furniture	$2,987	$3,074
Office Equipment and others	61,475	63,248
Motor vehicles	169,775	174,669
Total	234,237	240,991
Less: accumulated depreciation	(52,933)	(39,331)
Property, plant and equipment, net	$181,304	$201,660

Depreciation expense for the three months ended September 30, 2019 and 2018 was $14,885 and $4,557, respectively.

NOTE 9. LOANS TO A THIRD PARTY

Loans to a third party represented operating loans to a third-party cooperation partner, who introduce customers for the Company. One of the loans was from October 2018 to October 2020 with an annual interest rate of 12%. The other loan was from January 2019 to January 2021 with an annual interest rate of 12%. The Company has waived the interests from the third party for early collection of the loans. Amount of $238,040 has been subsequently collected by the Company.

NOTE 10. ADVANCED FROM CUSTOMERS

	September 30,
	2019 (Unaudited)	June 30, 2019

Advanced payments from customers	$119,837	$278,007
Deferred brand service fees	542,550	868,886
Advanced payments from customers	$662,387	$1,146,893

Advanced payments from customers were payments received from customers for automobile trading.

Deferred brand service fees represented payment received for brand service.

NOTE 11. ACCURED EXPENSE AND OTHER CURRENT LIABILITIES

	September 30,
	2019 (Unaudited)	June 30, 2019

Staff cost related payable	$34,078	$43,682
Other taxes payables	6,032	28,235
Loan from a third party	-	-
Consulting fee payable	400,753	91,377
Others	$65,427	$43,970
Accrued expenses and other current liabilities	506,290	207,264

Staff cost related payables are mainly consisted of employee salaries accrued.

Consulting fee payable represented amount due to a consulting company for the listing services.

NOTE 12. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from related parties:

	September 30,
	2019 (Unaudited)	June 30, 2019

Zhou Aiping (i)	$149,114	$155,106
Amount due from related parties	$149,114	$155,106

Amount due to related parties:

	September 30,
	2019 (Unaudited)	June 30, 2019

A Company controlled by the general manager	$141,385	$-
Amount due to related parties	$141,385	$-

(i) Zhou Aiping is the supervisor of Zhongyuan Automobile and one of the shareholder of the Company.

b. Transactions

	Three months ended September 30,
	2019	2018

Payment on behalf of the Company by a related party (1)	$143,118	$-
Repayment of loans to related parties (2)	$-	$75,196
Loan to a related party (3)	$-	$57,557

1. Payment on behalf of the Company by a related party

During three months ended September 30, 2019 and 2018, payment on behalf of the Company by a related party in the amount of $143,118 and $nil, respectively.

2. Repayment of loans to related parties

During three months ended September 30, 2019 and 2018, repayment of loans to related parties in the amount of $nil and $75,196, respectively.

3. Loan to a related party

During three months ended September 30, 2019 and 2018, loan to Zhou Aiping in the amount of $nil and $57,557, respectively.

NOTE 13. TAXATION

Income Tax

The Company’s operating entity incorporated in the PRC, is governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applied to both domestic and foreign invested enterprises. During the three months ended September 30, 2019 and 2018, the Company have incurred a net operating loss of $479,034 and $1,153,017, respectively. As a result, the Company did not incur any EIT during the three months ended September 30, 2019 and 2018.

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of September 30, 2019 and June 30, 2019, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of September 30, 2019 and June 30, 2019, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of September 30, 2019 and June 30, 2019. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	September 30,
	2019 (Unaudited)	June 30, 2019
Tax effect of net operating losses carried forward	$917,901	$822,645
Valuation allowance	(917,901)	(822,645)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of September 30, 2019 and June 30, 2019 and the Company does not believe that this will change over the next twelve months.

NOTE 14. COMMITMENT

Operating lease

The Company leases an office under a non-cancelable operating lease agreement. The rental expense for the three months ended September 30, 2019 and 2018 was $103,525 and $106,444, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of September 30, 2019 are as follows:

Lease Commitment
Nine months ending June 30,
2020	$306,813
Year ending June 30,
2021	$340,904
Total	$647,717

The Company has no pending litigation as of September 30, 2019.

NOTE 15. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. The Company has determined that except the event below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On October 08, 2019, ZYQC Group Holding Limited entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited and Mr. Jun Chen. As the result of the Share Exchange, ZYQC Group Holding Limited owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC Group Holding Limited

Balance Sheets

(Unaudited)

(Amounts in US$)

	April 30,	April 30,
	2015	2014

Assets
Current assets
Total current assets	$-	$-
Non-current assets
Total non-current assets	-	-
Total assets	$-	$-

Liabilities and Equity
Current Liabilities
Accrued expenses	10,666	5,333
Total current liabilities	10,666	5,333
Total liabilities	$10,666	$5,333

Shareholders’ Deficit
Common stock (US$0.0001 par value; authorized 100,000,000 shares; issued and outstanding 47,820,000 shares at April 30, 2015 and 2014, respectively)	4,782	4,782
Additional paid in capital	394,218	394,218
Accumulated deficits	(409,666)	(404,333)
Total Shareholders’ Deficit	(10,666)	(5,333)
Total liabilities and shareholders’ deficit	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Year Ended	Year Ended
	April 30,	April 30,
	2015	2014
Net revenue
Total net revenue	$-	$-

Cost of revenue
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	5,333	5,333
Total operating expenses	5,333	5,333

Loss from Operations	(5,333)	(5,333)

Other expenses	-	-

Loss before income taxes	(5,333)	(5,333)
Income tax expense	-	-
Net loss	$(5,333)	$(5,333)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	-	-
Comprehensive loss	$(5,333)	$(5,333)
Loss per share
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	47,820,000	47,820,000

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficits	Total Equity
Balance, May 1, 2014	47,820,000	$4,782	$394,218	$(404,333)	$(5,333)
Net loss	-	-	-	(5,333)	(5,333)
Balance, April 30, 2015	47,820,000	$4,782	$394,218	$(409,666)	$(10,666)

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Year Ended	Year Ended
	April 30,	April 30,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(5,333)	$(5,333)
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued expenses	5,333	5,333
Net cash used in operating activities	-	-

Cash Flows From Investing Activities
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities
Net cash provided by financing activities	-	-

Effect of exchange rate fluctuation on cash and cash equivalents	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the financial statements.

 ZYQC Group Holding Limited

Notes to Unaudited Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC Group Holdings Limited (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. The company ceased operations in 2014.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

c.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

d.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended April 30, 2015 and 2014.

As of April 30, 2015 and 2014, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

f.	Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued, net of an estimated forfeiture rate, if applicable, and therefore only recognizes compensation expenses for those equity instruments expected to vest over the requisite service period, or vesting period. Forfeitures are estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from those estimates.

g.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

NOTE 4. COMMON STOCK

The Company had 100,000,000 shares authorized with par value of $0.0001, and 47,820,000 shares issued and outstanding.

NOTE 5. RELATED PARTIES

The Company had no material related party transactions.

NOTE 6. INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended April 30, 2015, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21)%
-

The Company’s deferred tax assets were as follows:

	April 30, 2015	April 30, 2014

Tax effect of net operating losses carried forward	$86,030	$84,910
Valuation allowance	(86,030)	(84,910)
Deferred tax assets, net	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	Years ended April 30,
	2015	2014

Tax at statutory rate (21%)	$1,120	$1,120
Increase in valuation allowance	(1,120)	(1,120)
Income tax expenses	$-	$-

The Company did not pay any income taxes during the year ended April 30, 2015 or 2014.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. The Company has determined that except the events below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On December 18, 2018, the Eight Judicial District Court of Nevada appointed John Ballard as custodian for Tundra Gold Corp., proper notice having been given to the officers and directors of Tundra Gold Corp. There was no opposition.

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation.

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen with the consideration of $500.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC Group Holding Limited

Balance Sheets

(Unaudited)

(Amounts in US$)

	April 30,	April 30,
	2016	2015

Assets
Current assets
Total current assets	$-	$-
Non-current assets
Total non-current assets	-	-
Total assets	$-	$-

Liabilities and Equity
Current Liabilities
Accrued expenses	15,999	10,666
Total current liabilities	15,999	10,666
Total liabilities	$15,999	$10,666

Shareholders’ Deficit
Common stock (US$0.0001 par value; authorized 100,000,000 shares; issued and outstanding 47,820,000 shares at April 30, 2016 and 2015, respectively)	4,782	4,782
Additional paid in capital	394,218	394,218
Accumulated deficits	(414,999)	(409,666)
Total Shareholders’ Deficit	(15,999)	(10,666)
Total liabilities and shareholders’ deficit	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Year Ended	Year Ended
	April 30,	April 30,
	2016	2015
Net revenue
Total net revenue	$-	$-

Cost of revenue
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	5,333	5,333
Total operating expenses	5,333	5,333

Loss from Operations	(5,333)	(5,333)

Other expenses	-	-

Loss before income taxes	(5,333)	(5,333)
Income tax expense	-	-
Net loss	$(5,333)	$(5,333)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	-	-
Comprehensive loss	$(5,333)	$(5,333)
Loss per share
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	47,820,000	47,820,000

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficits	Total Equity
Balance, May 1, 2014	47,820,000	$4,782	$394,218	$(404,333)	$(5,333)
Net loss	-	-	-	(5,333)	(5,333)
Balance, April 30, 2015	47,820,000	$4,782	$394,218	$(409,666)	$(10,666)
Net loss	-	-	-	(5,333)	(5,333)
Balance, April 30, 2016	47,820,000	$4,782	$394,218	$(414,999)	$(15,999)

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Year Ended	Year Ended
	April 30,	April 30,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(5,333)	$(5,333)
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued expenses	5,333	5,333
Net cash used in operating activities	-	-

Cash Flows From Investing Activities
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities
Net cash provided by financing activities	-	-

Effect of exchange rate fluctuation on cash and cash equivalents	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the financial statements.

 ZYQC Group Holding Limited

Notes to Unaudited Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC Group Holdings Limited (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. The company ceased operations in 2014.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

c.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

d.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended April 30, 2016 and 2015.

As of April 30, 2016 and 2015, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

f.	Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued, net of an estimated forfeiture rate, if applicable, and therefore only recognizes compensation expenses for those equity instruments expected to vest over the requisite service period, or vesting period. Forfeitures are estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from those estimates.

g.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

NOTE 4. COMMON STOCK

The Company had 100,000,000 shares authorized with par value of $0.0001, and 47,820,000 shares issued and outstanding.

NOTE 5. RELATED PARTIES

The Company had no material related party transactions.

NOTE 6. INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended April 30, 2016, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21)%
-

The Company’s deferred tax assets were as follows:

	April 30, 2016	April 30, 2015

Tax effect of net operating losses carried forward	$87,150	$86,030
Valuation allowance	(87,150)	(86,030)
Deferred tax assets, net	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	Years ended April 30,
	2016	2015

Tax at statutory rate (21%)	$1,120	$1,120
Increase in valuation allowance	(1,120)	(1,120)
Income tax expenses	$-	$-

The Company did not pay any income taxes during the year ended April 30, 2016 or 2015.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. The Company has determined that except the events below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On December 18, 2018, the Eight Judicial District Court of Nevada appointed John Ballard as custodian for Tundra Gold Corp., proper notice having been given to the officers and directors of Tundra Gold Corp. There was no opposition.

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation.

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen with the consideration of $500.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC Group Holding Limited

Balance Sheets

(Unaudited)

(Amounts in US$)

	June 30,	April 30,
	2017	2016

Assets
Current assets
Total current assets	$-	$-
Non-current assets
Total non-current assets	-	-
Total assets	$-	$-

Liabilities and Equity
Current Liabilities
Accrued expenses	21,332	15,999
Total current liabilities	21,332	15,999
Total liabilities	$21,332	$15,999

Shareholders’ Deficit
Common stock (US$0.0001 par value; authorized 100,000,000 shares; issued and outstanding 47,820,000 shares at June 30, 2017 and April 30, 2016, respectively)	4,782	4,782
Additional paid in capital	394,218	394,218
Accumulated deficits	(420,332)	(414,999)
Total Shareholders’ Deficit	(21,332)	(15,999)
Total liabilities and shareholders’ deficit	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Fourteen Months Ended	Year Ended
	June 30,	April 30,
	2017	2016
Net revenue
Total net revenue	$-	$-

Cost of revenue
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	5,333	5,333
Total operating expenses	5,333	5,333

Loss from Operations	(5,333)	(5,333)

Other expenses	-	-

Loss before income taxes	(5,333)	(5,333)
Income tax expense	-	-
Net loss	$(5,333)	$(5,333)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	-	-
Comprehensive loss	$(5,333)	$(5,333)
Loss per share
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	47,820,000	47,820,000

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficits	Total Equity
Balance, May 1, 2015	47,820,000	$4,782	$394,218	$(409,666)	$(10,666)
Net loss	-	-	-	(5,333)	(5,333)
Balance, April 30, 2016	47,820,000	$4,782	$394,218	$(414,999)	$(15,999)
Net loss	-	-	-	(5,333)	(5,333)
Balance, June 30, 2017	47,820,000	$4,782	$394,218	$(420,332)	$(21,332)

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Fourteen Months Ended	Year Ended
	June 30,	April 30,
	2017	2016
Cash Flows From Operating Activities
Net loss	$(5,333)	$(5,333)
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued expenses	5,333	5,333
Net cash used in operating activities	-	-

Cash Flows From Investing Activities
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities
Net cash provided by financing activities	-	-

Effect of exchange rate fluctuation on cash and cash equivalents	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the financial statements.

 ZYQC Group Holding Limited

Notes to Unaudited Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC Group Holdings Limited (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. The company ceased operations in 2014.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

c.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

d.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the fourteen months ended June 30, 2017 and year ended April 30, 2016.

As of June 30, 2017 and April 30, 2016, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

f.	Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued, net of an estimated forfeiture rate, if applicable, and therefore only recognizes compensation expenses for those equity instruments expected to vest over the requisite service period, or vesting period. Forfeitures are estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from those estimates.

g.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

h.	Change of ending date of fiscal year

The Company decided to change the fiscal year end to June 30, 2017 during the fourteen month ended June 30, 2017.

NOTE 4. COMMON STOCK

The Company had 100,000,000 shares authorized with par value of $0.0001, and 47,820,000 shares issued and outstanding.

NOTE 5. RELATED PARTIES

The Company had no material related party transactions.

NOTE 6. INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the fourteen months ended June 30, 2017, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21)%
-

The Company’s deferred tax assets were as follows:

	June 30, 2017	April 30, 2016

Tax effect of net operating losses carried forward	$88,270	$87,150
Valuation allowance	(88,270)	(87,150)
Deferred tax assets, net	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	Fourteen months ended June 30,	Year ended April 30,
	2017	2016

Tax at statutory rate (21%)	$1,120	$1,120
Increase in valuation allowance	(1,120)	(1,120)
Income tax expenses	$-	$-

The Company did not pay any income taxes during the fourteen months ended June 30, 2017 or the year ended April 30, 2016.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. The Company has determined that except the events below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On December 18, 2018, the Eight Judicial District Court of Nevada appointed John Ballard as custodian for Tundra Gold Corp., proper notice having been given to the officers and directors of Tundra Gold Corp. There was no opposition.

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen with the consideration of $500.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC Group Holding Limited

Balance Sheets

(Unaudited)

(Amounts in US$)

	June 30,	June 30,
	2018	2017

Assets
Current assets
Total current assets	$-	$-
Non-current assets
Total non-current assets	-	-
Total assets	$-	$-

Liabilities and Equity
Current Liabilities
Accrued expenses	26,665	21,332
Total current liabilities	26,665	21,332
Total liabilities	$26,665	$21,332

Shareholders’ Deficit
Common stock (US$0.0001 par value; authorized 100,000,000 shares; issued and outstanding 47,820,000 shares at June 30, 2018 and 2017, respectively)	4,782	4,782
Additional paid in capital	394,218	394,218
Accumulated deficits	(425,665)	(420,332)
Total Shareholders’ Deficit	(26,665)	(21,332)
Total liabilities and shareholders’ deficit	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Year Ended	Fourteen Months Ended
	June 30,	June 30,
	2018	2017
Net revenue
Total net revenue	$-	$-

Cost of revenue
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	5,333	5,333
Total operating expenses	5,333	5,333

Loss from Operations	(5,333)	(5,333)

Other expenses	-	-

Loss before income taxes	(5,333)	(5,333)
Income tax expense	-	-
Net loss	$(5,333)	$(5,333)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	-	-
Comprehensive loss	$(5,333)	$(5,333)

Loss per share
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	47,820,000	47,820,000

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficits	Total Equity
Balance, May 1, 2016	47,820,000	$4,782	$394,218	$(414,999)	$(15,999)
Net loss	-	-	-	(5,333)	(5,333)
Balance, June 30, 2017	47,820,000	$4,782	$394,218	$(420,332)	$(21,332)
Net loss	-	-	-	(5,333)	(5,333)
Balance, June 30, 2018	47,820,000	$4,782	$394,218	$(425,665)	$(26,665)

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Year Ended	Fourteen Months Ended
	June 30,	June 30,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(5,333)	$(5,333)
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued expenses	5,333	5,333
Net cash used in operating activities	-	-

Cash Flows From Investing Activities
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities
Net cash provided by financing activities	-	-

Effect of exchange rate fluctuation on cash and cash equivalents	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Notes to Unaudited Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC Group Holdings Limited (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. The company ceased operations in 2014.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

c.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

d.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the year ended June 30, 2018 and 2017.

As of June 30, 2018 and 2017, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

f.	Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued, net of an estimated forfeiture rate, if applicable, and therefore only recognizes compensation expenses for those equity instruments expected to vest over the requisite service period, or vesting period. Forfeitures are estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from those estimates.

g.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

h.	Change of ending date of fiscal year

The Company decided to change the fiscal year end to June 30, 2017 during the fourteen month ended June 30, 2017.

NOTE 4. COMMON STOCK

The Company had 100,000,000 shares authorized with par value of $0.0001, and 47,820,000 shares issued and outstanding.

NOTE 5. RELATED PARTIES

The Company had no material related party transactions.

NOTE 6. INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended June 30, 2018, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21)%
-

The Company’s deferred tax assets were as follows:

	June 30, 2018	June 30, 2017

Tax effect of net operating losses carried forward	$89,390	$88,270
Valuation allowance	(89,390)	(88,270)
Deferred tax assets, net	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	Year ended June 30,	Fourteen months ended June 30,
	2018	2017

Tax at statutory rate (21%)	$1,120	$1,120
Increase in valuation allowance	(1,120)	(1,120)
Income tax expenses	$-	$-

The Company did not pay any income taxes during the year ended June 30, 2018 or the fourteen months ended June 30, 2017.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. The Company has determined that except the events below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On December 18, 2018, the Eight Judicial District Court of Nevada appointed John Ballard as custodian for Tundra Gold Corp., proper notice having been given to the officers and directors of Tundra Gold Corp. There was no opposition.

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen with the consideration of $500.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC Group Holding Limited

Balance Sheets

(Unaudited)

(Amounts in US$)

	June 30,	June 30,
	2019	2018

Assets
Current assets
Total current assets	$-	$-
Non-current assets
Total non-current assets	-	-
Total assets	$-	$-

Liabilities and Equity
Current Liabilities
Accrued expenses	-	26,665
Amount due to a related party	83,535	-
Total current liabilities	83,535	26,665
Total liabilities	$83,535	$26,665

Shareholders’ Deficit
Common stock (US$0.0001 par value; authorized 100,000,000 shares; issued and outstanding 5,103,100 shares and 47,820,000 shares at June 30, 2019 and 2018, respectively)	510	4,782
Additional paid in capital	446,260	394,218
Accumulated deficit	(530,305)	(425,665)
Total Shareholders’ Deficit	(83,535)	(26,665)
Total liabilities and shareholders’ deficit	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Year Ended	Year Ended
	June 30,	June 30,
	2019	2018
Net revenue
Total net revenue	$-	$-

Cost of revenue
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	104,640	5,333
Total operating expenses	104,640	5,333

Loss from Operations	(104,640)	(5,333)

Other expenses	-	-

Loss before income taxes	(104,640)	(5,333)
Income tax expense	-	-
Net loss	$(104,640)	$(5,333)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	-	-
Comprehensive loss	$(104,640)	$(5,333)

Loss per share
Basic and diluted	$(0.06)	$(0.11)

Weighted average number of common shares outstanding
Basic and diluted	1,740,708	47,820

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficit	Total Equity
Balance, July 1, 2017	47,820,000	$4,782	$394,218	$(420,332)	$(21,332)
Net loss	-	-	-	(5,333)	(5,333)
Balance, June 30, 2018	47,820,000	$4,782	$394,218	$(425,665)	$(26,665)
Issuance of common stock exchange for service from the custodian	52,000,000	5,200	42,070		47,270
Reverse split, January 30, 2019	(99,716,900)	(9,972)	9,972		-
Issuance of common stock to the shareholder	5,000,000	500	-		500
Net loss	-	-	-	(104,640)	(104,640)
Balance, June 30, 2019	5,103,100	$510	$446,260	$(530,305)	$(83,535)

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Year Ended	Year Ended
	June 30,	June 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(104,640)	$(5,333)
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accrued expenses	-	5,333
Net cash used in operating activities	(104,640)	-

Cash Flows From Investing Activities
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities
Borrowing from a related party	104,140	-
Consideration of shares issuance to the shareholder	500	-
Net cash provided by financing activities	104,640	-

Effect of exchange rate fluctuation on cash and cash equivalents	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-
Supplemental disclosure of non-cash investing and financing activities:
Shares issuance to the custodian	$47,270	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Notes to Unaudited Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC Group Holdings Limited (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. The company ceased operations in 2014.

On December 18, 2018, the Eight Judicial District Court of Nevada appointed John Ballard as custodian for Tundra Gold Corp., proper notice having been given to the officers and directors of Tundra Gold Corp. There was no opposition.

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation.

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC International Holding Group Limited (“ZYQC International”), was incorporated on April 4, 2019 in Seychelles.

ZYQC International engaged in vehicle related services in Mainland China. It provides facilitation service among the vehicle companies and the end customers. Also, ZYQC International provides brand service to enterprise customers by using its brand in vehicle market.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

c.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

d.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the year ended June 30, 2019 and 2018.

As of June 30, 2019 and 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

f.	Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued, net of an estimated forfeiture rate, if applicable, and therefore only recognizes compensation expenses for those equity instruments expected to vest over the requisite service period, or vesting period. Forfeitures are estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from those estimates.

g.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

NOTE 4. COMMON STOCK

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation.

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen with the consideration of $500.

NOTE 5. INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended June 30, 2019, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21)%
-

The Company’s deferred tax assets were as follows:

	June 30, 2019	June 30, 2018

Tax effect of net operating losses carried forward	$111,364	$89,390
Valuation allowance	(111,364)	(89,390)
Deferred tax assets, net	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	Years ended June 30,
	2019	2018

Tax at statutory rate (21%)	$21,974	$1,120
Increase in valuation allowance	(21,974)	(1,120)
Income tax expenses	$-	$-

The Company did not pay any income taxes during the year ended June 30, 2019 or 2018.

NOTE 6. RELATED PARTIES

The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures include: a. the nature of the relationship(s) involved b. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Mr. Jun Chen, the owner of the Company, financed to the Company for the operation of $83,535 as of June 30, 2019.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. The Company has determined that except the events below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, the Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC Group Holding Limited

Balance Sheets

(Unaudited)

(Amounts in US$)

	September 30,	June 30,
	2019	2019

Assets
Current assets	-	-
Total current assets	$-	$-
Non-current assets
Total non-current assets	-	-
Total assets	$-	$-

Liabilities and Equity
Current Liabilities
Amount due to a related party	85,485	83,535
Total current liabilities	85,485	83,535
Total liabilities	$85,485	$83,535

Shareholders’ Deficit
Common stock (US$0.0001 par value; authorized 100,000,000 shares; issued and outstanding 5,103,100 shares at September 30, 2019 and June 30, 2019, respectively)	510	510
Additional paid in capital	446,260	446,260
Accumulated deficits	(532,255)	(530,305)
Total Shareholders’ Deficit	(85,485)	(83,535)
Total liabilities and shareholders’ deficit	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2019	2018
Net revenue
Total net revenue	$-	$-

Cost of revenue
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative expenses	1,950	-
Total operating expenses	1,950	-

Loss from Operations	(1,950)	-

Other expenses	-	-

Loss before income taxes	(1,950)	-
Income tax expense	-	-
Net loss	$(1,950)	$-
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	-	-
Comprehensive loss	$(1,950)	$-

Loss per share
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	5,103,100	47,820

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Changes in Shareholders’ Equity

(Unaudited)

(Amounts in US$)

Three months ended September 30, 2019:

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficits	Total Equity
Balance, July 1, 2019	5,103,100	$510	$446,260	$(530,305)	$(83,535)
Net loss	-	-	-	(1,950)	(1,950)
Balance, September 30, 2019	5,103,100	$510	$446,260	$(532,255)	$(85,485)

Three months ended September 30, 2018:

	Common Stock		Additional
	Number of shares	Amount	paid in capital	Accumulated deficits	Total Equity
Balance, July 1, 2018	47,820,000	$4,782	$394,218	$(425,665)	$(26,665)
Net loss	-	-	-	-	-
Balance, September 30, 2018	47,820,000	$4,782	$394,218	$(425,665)	$(26,665)

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Statements of Cash Flows

(Unaudited)

(Amounts in US$)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(1,950)	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Net cash used in operating activities	(1,950)	-

Cash Flows From Investing Activities
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities
Borrowing from a related party	1,950	-
Net cash provided by financing activities	1,950	-

Effect of exchange rate fluctuation on cash and cash equivalents	-	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to the financial statements.

ZYQC Group Holding Limited

Notes to Unaudited Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

ZYQC Group Holdings Limited (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada. On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp. The company ceased operations in 2014.

On December 18, 2018, the Eight Judicial District Court of Nevada appointed John Ballard as custodian for Tundra Gold Corp., proper notice having been given to the officers and directors of Tundra Gold Corp. There was no opposition.

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation.

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ZYQC International Holding Group Limited (“ZYQC International”), was incorporated on April 4, 2019 in Seychelles.

ZYQC International engaged in vehicle related services in Mainland China. It provides facilitation service among the vehicle companies and the end customers. Also, ZYQC International provides brand service to enterprise customers by using its brand in vehicle market.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance of doubtful accounts and the estimated useful lives of long-lived assets.

c.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

d.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

e.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the three months ended September 30, 2019 and 2018.

As of September 30, 2019 and June 30, 2019, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, other receivables, prepayment, accrued expenses and other liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

f.	Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with ASC Topic 718 “Compensation-Stock Compensation” which requires that share-based payment transactions be measured based on the grant-date fair value of the equity instrument issued, net of an estimated forfeiture rate, if applicable, and therefore only recognizes compensation expenses for those equity instruments expected to vest over the requisite service period, or vesting period. Forfeitures are estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from those estimates.

g.	Earnings (loss) per share

Earnings (loss) per share are calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common shares issuable upon the conversion of the convertible preferred shares are included in the computation of diluted earnings per share on an “if-converted” basis when the impact is dilutive. The dilutive effect of outstanding common stock warrants and options are reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

NOTE 4. COMMON STOCK

On January 30, 2019, the Company resolved to issue 52,000,000 shares of common stock to Mr. John Ballard, in exchange for Mr. Ballard’s contribution as custodian. The shares issued to Mr. John Ballard recorded as share based compensation

On January 30, 2019, the Company amended the Article of Incorporation, to effect a 1-for-1,000 reverse stock split, with fractional shares otherwise issuable to be rounded up to the nearest whole share, and with no stockholder to received less than 100 whole shares, and to change the name of corporation to “ZYQC Group holding limited”. After the reverse stock split, the Company had 100,000,000 shares authorized with par value of $0.0001, and 103,100 shares issued and outstanding.

On February 11, 2019, Mr. John Ballard entered into a stock purchase agreement whereby he transferred 52,000,000 shares of pre reverse stock split shares of common stock to Mr. Jun Chen Limited in exchange for $40,000 in cash. As a result of the sale, John Ballard resigned as sole officer and director of the Company. This resulted in a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

On March 01, 2019, the Company issued 5,000,000 shares of common stock to Mr. Jun Chen with the consideration of $500.

NOTE 5. INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the three months ended September 30, 2019, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21)%
-

The Company’s deferred tax assets were as follows:

	September 30, 2019	June 30, 2019

Tax effect of net operating losses carried forward	$111,774	$111,364
Valuation allowance	(111,774)	(111,364)
Deferred tax assets, net	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	Three months ended September 30,
	2019	2018

Tax at statutory rate (21%)	$410	$-
Increase in valuation allowance	(410)	(-)
Income tax expenses	$-	$-

The Company did not pay any income taxes during the three months ended September 30, 2019 or 2018.

NOTE 6. RELATED PARTIES

The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures include: a. the nature of the relationship(s) involved b. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Mr. Jun Chen, the owner of the Company, financed to the Company for the operation of $85,485 as of September 30, 2019.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. The Company has determined that except the events below, there are no events that would have required adjustment or disclosure in the consolidated financial statements.

On October 08, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange”) with ZYQC International Holding Group Limited, a Seychelles corporation and Mr. Jun Chen. As the result of the Share Exchange, The Company owned 300,000,000 common shares of ZYQC International Holding Group Limited, representing 100% of its issued and outstanding shares.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had a change in our independent registered public accounting firm during the last two fiscal years or through the date of this filing. We note that we have not had any disagreements with our current public accounting firm during the last two fiscal years or through the date of this filing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the public accounting firm, would have caused our Company to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant, as amended
3.2	Amended Certificate of Incorporation*
3.3	Amended and Restated Bylaws of the Registrant
3.4	Certificate of Incumbency of ZYQC International Holding Group Limited*
3.5	Memorandum of Association and Articles of Association of ZYQC International Holding Group Limited*
10.1	Definitive Share Exchange Agreement, dated October 8, 2019, by and between the Company and ZYQC International Holding Group Limited*
10.2	Labor Contract*
10.3	Housing Lease Contract*
10.4	Stock Purchase Agreement, dated February 11, 2019, by and between John D. Ballard and Jun Chen.
99.1	Intellectual Property List*

*	Filed as Exhibits to the Form 10-12g, dated October 16, 2019.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

ZYQC GROUP HOLDING LIMITED

Date: November 22, 2019	By:	/s/ Jun Chen
	Name:	Jun Chen
	Title:	Chief Executive Officer and Chief Financial Officer